Exhibit 20.3

EXECUTION COPY

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer ~~and~~

CITIBANK, N.A.

Securities Administrator

and

CHRISTIANA TRUST, A DIVISION OF

WILMINGTON SAVINGS FUND SOCIETY, FSB

Trustee

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

dated as of January 1, ~~2013~~2014

SEQUOIA MORTGAGE TRUST 2013-1

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor
Exhibit P	Original Pooling and Servicing Agreement

Schedule A	Mortgage Loan Schedule

This AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (the “Trustee”), ~~and~~ WELLS FARGO BANK, N.A., a national banking association, ~~in its dual capacities~~ as master servicer (the “Master Servicer”), and CITIBANK, N.A., a national banking association, as securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

This Agreement amends and restates the Original Agreement. Under the Original Agreement, Wells Fargo Bank, N.A., in addition to acting as Master Servicer, also acted as Securities Administrator, and in the related capacities of Authenticating Agent, Certificate Registrar and Paying Agent. Commencing on the date hereof, Citibank, N.A. will act as Securities Administrator under this Agreement, and in the related capacities of Authenticating Agent, Certificate Registrar and Paying Agent. However, Wells Fargo Bank, N.A. will continue to act as Master Servicer under this Agreement, as it did under the Original Agreement.

For clarification purposes, the Original Agreement governs the liabilities, rights and obligations of the parties thereto from the Closing Date up to but excluding January 1, 2014. This Agreement governs the liabilities, rights and obligations of the parties hereto from and including January 1, 2014 forward.

The Depositor ~~has~~ acquired the Mortgage Loans from the Seller and at the Closing Date ~~is~~was the owner of the Mortgage Loans and related property ~~being~~ conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor ~~will acquire~~acquired the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund. The Depositor ~~has~~ duly authorized the execution and delivery of ~~this~~the Original Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee ~~is accepting~~has accepted the Trust Fund ~~created hereby~~, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

~~As provided herein~~Under the Original Agreement, the Trustee, at the direction of the Securities Administrator, ~~shall elect~~elected that the Trust Fund be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC,” the “Middle-Tier REMIC” and the “Upper-Tier REMIC,” respectively)~~. Each~~, and each Certificate, other than the Class R Certificate and Class LT-R Certificate, ~~is hereby~~was designated as a regular interest in the Upper-Tier REMIC, as described herein. ~~The~~Under the Original Agreement, the Class R Certificate ~~represents and is hereby~~was designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of each of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”) and the sole class of residual interest in the Middle-Tier REMIC (the “MT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed ~~hereby~~under the Original Agreement. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and ~~is hereby~~was designated under the Original Agreement as a regular interest in the Lower-Tier REMIC and the LT-R Interest ~~is hereby~~was designated under the Original Agreement as the sole Class of residual interest in the Lower-Tier REMIC.

The Middle-Tier REMIC shall hold as its assets the Lower-Tier Interests other than the LT-R Interest. Each Middle-Tier Interest other than the MT-R Interest ~~shall be~~is uncertificated and ~~is hereby~~was designated under the Original Agreement as a regular interest in the Middle-Tier REMIC and the MT-R Interest ~~is hereby~~was designated under the Original Agreement as the sole Class of residual interest in the Middle-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets the Middle-Tier Interests other than the MT-R Interest. The REMICs shall be administered for tax purposes as provided in this Preliminary Statement and in Article X.

The Lower-Tier REMIC Interests

The following table sets forth (or describes), as of the Closing Date, the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Pool
LT-Y1	(1)	(3)	Pool 1
LT-Y2	(2)	(4)	Pool 2
LT-Z1	(1)	(5)	Pool 1
LT-Z2	(2)	(6)	Pool 2
LT-R	(7)	(7)	Pool 1 & Pool 2

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be a per annum rate equal to the Net WAC Rate for Pool 1 for such Distribution Date.
(2)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be a per annum rate equal to the Net WAC Rate for Pool 2 for such Distribution Date.
(3)	This interest has an initial Class Principal Amount equal to the product of (i) 0.5 and (ii) an amount equal to the initial Subordinated Percentage multiplied by the Aggregate Stated Principal Balance of Pool 1 as of the Cut-off Date.
(4)	This interest has an initial Class Principal Amount equal to the product of (i) 0.5 and (ii) an amount equal to the initial Subordinated Percentage multiplied by the Aggregate Stated Principal Balance of Pool 2 as of the Cut-off Date.
(5)	This interest has an initial Class Principal Amount equal to the excess of the Aggregate Stated Principal Balance of Pool 1 as of the Cut-off Date over the initial Class Principal Amount of the Class LT-Y1 Interest.
(6)	This interest has an initial Class Principal Amount equal to the excess of the Aggregate Stated Principal Balance of Pool 2 as of the Cut-off Date over the initial Class Principal Amount of the Class LT-Y2 Interest.
(7)	The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC. It has an initial Class Principal Balance of zero and does not bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the applicable interest rate described above having accrued on the Class Principal Amount for the related Lower-Tier Interest immediately before such Distribution Date. On each Distribution Date, Interest Shortfalls shall be allocated among the Lower-Tier Interests in the same proportion that interest has accrued on such Lower-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i) An amount equal to the Lower-Tier REMIC Y Principal Distribution Amount shall be distributed to the LT-Y1 and LT-Y2 Interests, and allocated among them in accordance with such definition.

(ii) An amount equal to the Lower-Tier REMIC Z Principal Distribution Amount shall be distributed to the LT-Z1 and LT-Z2 Interests, and allocated among them in accordance with such definition.

In addition, on each Distribution Date, Realized Losses and Certificate Writedown Amounts shall be allocated to each Lower-Tier Interest in accordance with the definition of Lower-Tier REMIC Realized Losses.

The Middle-Tier REMIC Interests

The following table sets forth (or describes), as of the Closing Date, the Class designation, interest rate, and initial Class Principal Amount for each Class of Middle-Tier Interests:

Middle-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)	Corresponding Pool
MT-A1	(1)	(4)	1-A1, 1-AX	Pool 1
MT-A2	(2)	(4)	2-A1, 2-AX	Pool 2
MT-B	(3)	(4)	B-1, B-2, B-3, B-4, B-5	Pool 1 & Pool 2
MT-R	(5)	(5)	N/A	Pool 1 & Pool 2

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest will be a per annum rate equal to the Net WAC Rate for Pool 1 for such Distribution Date.
(2)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest will be a per annum rate equal to the Net WAC Rate for Pool 2 for such Distribution Date.
(3)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest will be a per annum rate equal to the Net WAC Rate, which represents the weighted average of the rates on the LT-Y1 Interest and LT-Y2 Interest.
(4)	This interest has an initial Class Principal Amount equal to the aggregate initial Class Principal Amount of its Corresponding Class(es) of Certificates (other than any interest-only certificates).
(5)	Amounts allocated to the Class LT-R Interest pursuant to Sections 5.02(a)(vi) and 5.02(d) shall be excluded from the Available Distribution Amount for the Middle-Tier REMIC. The MT-R Interest is the sole class of residual interest in the Middle-Tier REMIC. It has an initial Class Principal Balance of zero and does not bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Middle-Tier Interests based on the applicable interest rate described above having accrued on the Class Principal Amount for the related Middle-Tier Interest immediately before such Distribution Date. On each Distribution Date, Interest Shortfalls shall be allocated to each Middle-Tier Interest to the same extent that such Interest Shortfalls are allocated to the Corresponding Class(es) of Certificates.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Middle-Tier Interests as follows:

(i)	first, an amount equal to the remaining Available Distribution Amount for Pool 1 plus any Available Distribution Amount for Pool 2 that has been reallocated to Pool 1 pursuant to Section 5.02(h) or as a Principal Transfer Amount pursuant to Section 5.02(i), to the Middle-Tier Interest MT-A1 until its Class Principal Amount equals the Class Principal Amount of the Class 1-A1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)	second, an amount equal to the remaining Available Distribution Amount for Pool 2 plus any Available Distribution Amount for Pool 1 that has been reallocated to Pool 2 pursuant to Section 5.02(h) or as a Principal Transfer Amount pursuant to Section 5.02(i), to the Middle-Tier Interest MT-A2, until its Class Principal Amount equals the Class Principal Amount of the Class 2-A1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iii)	third, from the remaining Available Distribution Amount for Pool 1 and Pool 2, to the MT-B Interest until its Class Principal Amount equals the sum of the Class Principal Amounts for the Class B-1, B-2, B-3, B-4 and B-5 Certificates immediately after taking account of the distributions to such Classes of Certificates pursuant to Section 5.02; and

(iv)	finally, to the MT-R Interest, any remaining amounts.

On each Distribution Date, Realized Losses, Certificate Writedown Amounts and Subsequent Recoveries shall be allocated to each Middle-Tier Interest as further provided in Sections 5.03(f) and (g).

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC. The Class LT-R Certificate evidences each of the sole class of residual interest in the Middle-Tier REMIC and the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper-Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class 1-A1	(1)	$151,646,000	$100,000
Class 1-AX	(2)	(3)	$1,000,000
Class 2-A1	(4)	$217,189,000	$100,000
Class 2-AX	(5)	(6)	$1,000,000
Class B-1	(7)	$10,146,000	$100,000
Class B-2	(7)	$6,764,000	$100,000
Class B-3	(7)	$4,576,000	$100,000
Class B-4	(7)	$3,382,000	$100,000
Class B-5	(7)	$4,178,279	$100,000
Class R	(8)	(8)	100%

(1)	The Certificate Interest Rate of the Class 1-A1 Certificates will be an annual rate equal to the lesser of (a) 1.450% and (b) the Net WAC Rate for Pool 1.

(2)	The Certificate Interest Rate of the Class 1-AX Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate for Pool 1 over 1.450%.
(3)	The Class 1-AX Certificate is an interest only Certificate and for any Distribution Date the Class Notional Amount of the Class 1-AX Certificates is equal to the Class Principal Amount of the Class 1-A1 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class 1-AX Certificates is $151,646,000.
(4)	The Certificate Interest Rate on the Class 2-A1 Certificates will be an annual rate equal to the lesser of (i) 1.855% and (ii) the Net WAC Rate for Pool 2.
(5)	The Certificate Interest Rate of the Class 2-AX Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate for Pool 2 over 1.855%.
(6)	The Class 2-AX Certificate is an interest only Certificate and for any Distribution Date the Class Notional Amount of the Class 2-AX Certificates is equal to the Class Principal Amount of the Class 2-A1 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class 2-AX Certificates is $217,189,000.
(7)	The Certificate Interest Rate on this Class of Certificates will be an annual rate equal to the Aggregate Net WAC Rate, which represents a pass through of the interest rate on the MT-B Interest.
(8)	Amounts allocated to the Class MT-R Interest pursuant to Sections 5.02(a)(vi) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC. The initial Class Principal Balance for the Class R Certificate is zero and it does not bear interest.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $397,881,279.50.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.21(b)(i) hereof.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation: As defined in Section 6.24.

Accrual Period: With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements: The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated January 15, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure: As defined in Section 6.21(a)(i).

Additional Form 10-K Disclosure: As defined in Section 6.21(b)(i).

Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance: The payments required to be made by the Master Servicer or the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee, the Securities Administrator Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: The sum of the Master Servicing Fee Rate, the Securities Administrator Fee Rate and the applicable Servicing Fee Rate.

Aggregate Net WAC Rate: With respect to the Mortgage Pools in the aggregate and any Distribution Date, the weighted average of the Net WAC Rate for each Mortgage Pool, weighted on the basis of the Pool Subordinate Amount for such Mortgage Pool, immediately prior to such Distribution Date.

Aggregate Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (or, with respect to any Mortgage Pool, all Mortgage Loans in such Mortgage Pool) that were outstanding as of the most recent Due Date.

Aggregate Subordinate Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates prior to any distributions of principal or allocations of Realized Losses on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date. The initial Aggregate Subordinate Percentage is 7.30%.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Amended and Restated Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Apportioned Principal Balance: As to any Class of Subordinate Certificates and any Distribution Date, the Class Principal Amount of that Class of Subordinate Certificates prior to distributions of principal or allocations of Realized Losses on such Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for that date.

Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of: (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assessment of Compliance: As defined in Section 6.23(a).

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10 ~~until any successor authenticating agent for the Certificates is named, and thereafter “Authenticating Agent” shall mean any such successor. The initial Authenticating Agent shall be~~or, in the absence of such appointment, the Securities Administrator ~~under this Agreement.~~. The Authenticating Agent as of the date hereof is Citibank, N.A.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor or the Servicing Administrator, as applicable.

Available Distribution Amount: With respect to any Distribution Date and any Mortgage Pool, the sum of the following amounts with respect to the Mortgage Loans included in the applicable Mortgage Pool: (i) all scheduled payments of interest (net of the Servicing Fees, the Securities Administrator Fee, the Servicing Administrator Fee and the Master Servicing Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrator are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) an amount equal to the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Master Servicing Fee, the Securities Administrator Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, that are allocable to the related Mortgage Pool or, if such fees, charges and costs are not allocable to a specific Mortgage Pool, the applicable Pool Percentage multiplied by the sum of such fees, charges and costs, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, whether from collections from Pool 1 or Pool 2, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

Back-Up Certificate: As defined in Section 6.21(e).

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code, as amended.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination: As defined in Section 3.09(c).

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate: Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Group: Each of the Pool 1 Certificates and the Pool 2 Certificates.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any Certificate (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or

Realized Loss amount has previously been allocated, sequentially in order of seniority (and with respect to the Class 1-A1 Certificates and the Class 2-A1 Certificates, to the Class of Certificates related to the Mortgage Pool that sustained such Certificate Writedown Amount or Realized Losses), up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

Certificate Register ~~and Certificate Registrar~~: The register maintained ~~and the registrar appointed~~by the Certificate Registrar pursuant to Section 3.02.

Certificate Registrar: The Securities Administrator ~~will act as the initial~~, or any successor Certificate Registrar appointed pursuant to Section 3.02.

Certificate Writedown Amount: (a) With respect to any allocation thereof to a Class of Subordinate Certificates, the amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) with respect to any allocation thereof to a Class of Senior Certificates after the Credit Support Depletion Date, the amount of the principal portion of the Realized Losses for the related Mortgage Pool.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification: As defined in the Custodial Agreement.

Civil Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Class: Collectively, Certificates bearing the same class designation. In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class LT-R Certificate: The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest and the MT-R Interest.

Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount: With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to each Middle-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Middle-Tier REMIC, as reduced by principal distributed with respect to such Middle-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Middle-Tier Interest at the date of determination. With respect to each Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

Class Subordination Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Clean-up Call: The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price: The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: January 15, 2013.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission: U.S. Securities and Exchange Commission.

Controlling Holder: At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Corporate Trust Office: With respect to the Trustee, the corporate trust office of the Trustee located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware, 19801, Attention: Corporate Trust—Sequoia Mortgage Trust 2013-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, ~~Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479~~Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: ~~Corporate~~Citibank Agency & Trust ~~Services~~ Sequoia Mortgage Trust 2013-1. With respect to the Securities Administrator, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust – Sequoia Mortgage Trust 2013-1, telecopy no.: (212) 816-5527, or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor and the Trustee.

Corresponding Class of Certificates: With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

Credit Support Depletion Date: The first Distribution Date, if any, on which the aggregate of the Class Principal Amounts of the Subordinate Certificates has been reduced to zero.

Current Interest: With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

Custodial Accounts: Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement: The Custodial Agreement, dated as of January 1, 2013, among the Depositor, the Seller, the Trustee, Wells Fargo Bank, N.A., as Custodian and Wells Fargo Bank, N.A., as Master Servicer, as amended from time to time. A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian: A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files. The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date: January 1, 2013.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: The meaning specified in Section 2.04.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor: Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date: With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer’s Advance obligations pursuant to the related Servicing Agreement, the Determination Date is the date set forth in the related Servicing Agreement.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01(c). Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in February 2013.

Distribution Date Statement: As defined in Section 4.02.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period: As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each

Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) with a long-term debt rating of at least “A3” by Moody’s and “A” by Fitch and S&P, and a short-term debt rating of at least “F1” by Fitch. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the ~~Trustee or the~~ Paying Agent. If the rating of the short-term or ~~long-term~~long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer ~~in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations or in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations~~compliant with the requirements set forth in this definition, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments: At any time, any one or more of the following obligations and securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations, in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency at the time of such investment; and

(vi) any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations, including any such fund managed or advised by the ~~Trustee or any of its Affiliates~~Master Servicer or Securities Administrator or any Affiliate of any such party;

provided, however, that no instrument or security shall be a Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: The Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class 1-A1, Class 1-AX, Class 2-A1 or Class 2-AX Certificate (or Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account: As defined in Section 1.01 of each Servicing Agreement.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report: As defined in the Custodial Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae: Fannie Mae or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch: Fitch Ratings, Inc., or any successor in interest.

Form 8-K Disclosure Information: As defined in Section 6.21(c)(i).

Freddie Mac: Freddie Mac, or any successor thereto.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or either Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded. The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or either Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or either Servicer.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount: For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates: The Class 1-AX and Class 2-AX Certificates.

Interest Shortfall: As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Interest Transfer Amount: With respect to any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Transfer Amount at such Mortgage Pool’s Net WAC Rate, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group from prior Distribution Dates.

Item 1123 Certificate: As defined in Section 6.22.

KBRA: Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date: The Distribution Date occurring in February 2043.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds: All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lower-Tier Interest: Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC: As described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC Realized Losses: Realized Losses and Certificate Writedown Amounts derived from Pool 1 and Pool 2 shall be allocated (1) to the LT-Y1 and LT-Y2 as provided for in the definition of Lower-Tier REMIC Y Principal Distribution Amount and (2) any remaining Realized Losses for Pool 1 and Pool 2, respectively, shall be allocated to the LT-Z1 and LT-Z2, respectively.

Lower-Tier REMIC Y Principal Distribution Amount: On each Distribution Date, the following amounts shall be deemed distributed in respect of principal on the LT-Y1 and LT-Y-:

(1) if, after the calculation of all distributions to be made to and Realized Losses to be applied to the principal balance of the Certificates, the ratio of the resulting Pool Subordinate Amount for Pool 1 to the resulting Pool Subordinate Amount for Pool 2 would be less than or equal to such ratio as in effect immediately before such Distribution Date, from the Available Distribution Amount for Pool 1 remaining after distributions of interest on the LT-Y1 and LT-Z1 to the LT-Y1 the minimum amount necessary to reduce the principal balance of the LT-Y1 to an amount whose ratio to the principal balance of the LT-Y2 after distributions on such Distribution Date will be equal to the ratio of the Pool Subordinate Amount for Pool 1 to the Pool Subordinate Amount for Pool 2 immediately after such Distribution Date;

(2) if, after the calculation of all distributions to be made to and Realized Losses to be applied to the principal balance of the Certificates, the ratio of the resulting Pool Subordinate Amount for Pool 1 to the resulting Pool Subordinate Amount for Pool 2 would be greater than such ratio as in effect immediately before such Distribution Date, from the Available Distribution Amount for Pool 2 remaining after distributions of interest on the LT-Y2 and LT-Z2 to the LT-Y2 the minimum amount necessary to reduce the principal balance of the LT-Y2 to an amount such that the ratio of the principal balance of the LT-Y1 after the distributions on such Distribution Date to the principal balance of the LT-Y2 so reduced is equal to the ratio of the Pool Subordinate Amount for Pool 1 to the Pool Subordinate Amount for Pool 2 immediately after such Distribution Date; and

(3) if, after making the distributions set forth in (1) and (2) above, the sum of the principal balances of the LT-Y1 and LT-Y2 is greater than half of the Subordinated Percentage of the Aggregate Stated Principal Balance, amounts from the remaining Pool 1 and Pool 2 Available Distribution Amounts shall be distributed respectively to the LT-Y1 and LT-Y2 pro-rata according to their respective Class Principal Amounts as reduced by the distributions pursuant to (1) and (2) above sufficient to reduce such sum to half of the Subordinated Percentage of the Aggregate Stated Principal Balance after accounting for distributions on such Distribution Date.

The amounts distributed to the LT-Y1 and LT-Y2, respectively, pursuant to paragraphs (1) through (3) above shall be known as the Lower-Tier REMIC Y-1 Principal Distribution Amount and the Lower-Tier REMIC Y-2 Principal Distribution Amount, respectively. In the event that there are insufficient funds in the Available Distribution Amounts for Pool 1 or Pool 2 to accomplish the principal reductions on the LT-Y1 and LT-Y2 as provided for pursuant to this definition, Realized Losses from Pool 1 or Pool 2 shall be allocated respectively to the LT-Y1 and LT-Y2 in amounts sufficient to accomplish such principal reductions.

Lower-Tier REMIC Z Principal Distribution Amount: On each Distribution Date, the amounts of the Available Distribution Amounts for Pool 1 and Pool 2, respectively, remaining following the distributions to the LT-Y1 and LT-Y2 pursuant to the definition of Lower-Tier REMIC Y Principal Distribution Amount shall be deemed distributed to the LT-Z1 and LT-Z2, respectively, in respect of the principal thereof.

LT-R Interest: The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer: Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Collection Account: The separate Eligible Account created and maintained by the Master Servicer, on behalf of the Trustee, pursuant to Section 4.01. Funds in the Master Servicer Collection Account (exclusive of any earnings on investments made with funds deposited therein) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Master Servicer Compensating Interest Payment: As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) any Prepayment Interest Shortfalls for such date (to the extent such Prepayment Interest Shortfalls are required to be paid but are not actually paid by the Servicers (other than Cenlar FSB) or the Servicing Administrator as a Servicer Compensating Interest Payment).

Master Servicer Remittance Date: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

Master Servicer Reporting Date: The 19th calendar day of each month, or, if such 19th day is not a Business Day, the next succeeding Business Day.

Master Servicing Fee: With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate: ~~0.02125~~0.00585% per annum.

Master Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

Middle-Tier REMIC: As described in the Preliminary Statement to this Agreement.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan: A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase and Sale Agreement: The mortgage loan purchase and sale agreement, dated as of January 15, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Either of Pool 1 or Pool 2.

Mortgaged Property: The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate: As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

MT-R Interest: The residual interest in the Middle-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Securities Administrator Fees, Servicing Administrator Fees and/or Master Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

Net Prepayment Interest Shortfall: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the Servicing Administrator in respect of such shortfall for such Due Period.

Net WAC Rate: With respect to either Mortgage Pool and any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in such Mortgage Pool as of the first day of the related Due Period, minus (i) a fraction, the numerator of which equals the amount of any fees, charges and other costs allocable to the related Mortgage Pool or, if such costs are not allocable to a specific Mortgage Pool, a pro rata portion of such fees, charges and other costs based on the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Pool, including indemnification amounts and costs of arbitration (other than the Master Servicing Fee, the Securities Administrator Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool, multiplied by (ii) twelve.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC: As defined in Section 10.01(d).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount: With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO: Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification: A certification in the form of Exhibit O hereto.

Officer’s Certificate: (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to the Servicing Administrator, a certificate signed by an Authorized Officer of the Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

Original Agreement: The Pooling and Servicing Agreement, dated as of January 1, 2013, by and among the Depositor, the Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and the Trustee.

Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

Class B-1	7.30%
Class B-2	4.75%
Class B-3	3.05%
Class B-4	1.90%
Class B-5	1.05%

Original Subordinate Class Principal Amount: The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

Originator: Each of American Pacific Mortgage Corporation, Bay Equity, LLC, Boston Private Bank & Trust Company, Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Mortgage Company, EverBank, Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, First Republic Bank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, GFI Mortgage Bankers, Incorporated, GuardHill Financial Corporation, Guild Mortgage Company, Leader Bank, N.A., Megastar Financial Corporation, Monarch Bank, Mortgage Master, Inc., Paramount Equity Mortgage, PHH Mortgage Corporation, Plaza Home Mortgage, Incorporated, Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Rockland Trust Company, SCBT, N.A., Simonich Corporation, dba BOC Mortgage, Sterling Savings Bank, Stifel Bank and Trust, United Shore Financial Services, LLC, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., and WJ Bradley Mortgage Capital, LLC, each as seller under the related Purchase Agreement, and any successor thereto.

Overcollateralized Group: On any Distribution Date, if there is an Undercollateralized Group, the Certificate Group which is not an Undercollateralized Group.

Paying Agent: Any paying agent appointed pursuant to Section 3.08. The ~~initial~~ Paying Agent ~~shall be the Securities Administrator under this Agreement~~as of the date hereof is Citibank, N.A.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%. With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

Plan Asset Regulations: The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loans Schedule as being included in Pool 1.

Pool 1 Certificates: The Class 1-A1 and Class 1-AX Certificates.

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loans Schedule as being included in Pool 2.

Pool 2 Certificates: The Class 2-A1 and Class 2-AX Certificates.

Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool as the first day of the month preceding the month in which such Distribution Date occurs and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Pool Subordinate Amount: With respect to each Mortgage Pool and any Distribution Date, the excess of the Aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Pool 1 Certificates or the Pool 2 Certificates, as applicable, immediately before such Distribution Date.

Prepayment Interest Shortfall: With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period: With respect to each Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing January 1, 2013 through February 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. With respect to each Mortgage Loan serviced by EverBank and PHH Mortgage Corporation and any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs through the 1st day of the month in which the Distribution Date occurs.

Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount: With respect to any Mortgage Pool and any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment on the related Mortgage Loans made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection on the related Mortgage Loans, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any related Mortgage Loan that became a Liquidated

Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans in such Mortgage Pool repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal for such Mortgage Pool.

Principal Forbearance Amount: With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Transfer Amount: For any Distribution Date and for any Undercollateralized Group, an amount equal to the lesser of (i) the excess, if any, of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group computed as of the close of the prior Distribution Date over the Aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the first day of the month in which the prior Distribution Date occurs and (ii) all amounts otherwise distributable as principal on the Subordinate Certificates.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated January 14, 2013 and the accompanying prospectus dated September 13, 2012, relating to the Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Substitute Mortgage Loan: A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rapid Prepayment Conditions: As to any Distribution Date, if (1) the Aggregate Subordinate Percentage on such date is less than the Aggregate Subordinate Percentage on the Closing Date; or (2) the outstanding Stated Principal Balance of (a) the Mortgage Loans in any Mortgage Pool that are 60 days or more Delinquent (including any such Mortgage Loan in foreclosure or bankruptcy status or which have converted to REO Property) and (b) any Mortgage Loan in Pool 1 or Pool 2 subject to a Servicing Modification within the 12 months prior to that Distribution Date (averaged over the preceding six month period), as a percentage of the Pool Subordinate Amount of such Mortgage Pool, is greater than or equal to 50%.

Rating Agency: Each of Fitch, KBRA and Moody’s; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information: The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

Realized Loss: (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value: The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer’s customary servicing procedures.

Record Date: With respect to any Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event: As defined in Section 6.21(c)(i).

Reporting Servicer: As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate: The Class LT-R Certificates and the Class R Certificates.

Responsible Officer: With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator~~.~~ or any successor Rule 17g-5 Information Provider appointed as provided herein. The Rule 17g-5 Information Provider as of the date hereof is Citibank, N.A.

Rule 17g-5 Website: The website maintained by the Securities Administrator pursuant to Section 4.03.

S&P: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreements, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: ~~Wells Fargo Bank~~Citibank, N.A., not in its individual capacity but solely as Securities Administrator under this Agreement, or any successor in interest, or if any successor Securities Administrator ~~shall be~~is appointed as herein provided, then such successor Securities Administrator. ~~Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.~~

Securities Administrator Fee: With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Securities Administrator Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Securities Administrator Fee Rate: 0.01540% per annum.

Seller: Redwood Residential Acquisition Corporation, a Delaware corporation.

Senior Certificate: Any one of the Class 1-A1, Class 1-AX, Class 2-A1 and Class 2-AX Certificates, as applicable.

Senior Percentage: With respect to each Distribution Date and (i) Pool 1, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 1-A1 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans in Pool 1 as of the preceding Distribution Date and (ii) Pool 2, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 2-A1 Certificates prior any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

Senior Prepayment Percentage: With respect to either Mortgage Pool and any Distribution Date occurring before the Distribution Date in February 2018, 100%. Except as provided herein, the Senior Prepayment Percentage for either Mortgage Pool and any Distribution Date occurring in or after February 2018 shall be as follows:

(i) in or after February 2018 to and including January 2019, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date;

(ii) in or after February 2019 to and including January 2020, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date;

(iii) in or after February 2020 to and including January 2021, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date;

(iv) in or after February 2021 to and including January 2022, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and

(v) in or after February 2022, the related Senior Percentage for that Distribution Date;

provided, however, that there shall be no reduction in the Senior Prepayment Percentage for either Mortgage Pool (other than as a result of a reduction of the related Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in February 2018, the Senior Percentage for a Mortgage Pool exceeds the initial Senior Percentage such Mortgage Pool, the Senior Prepayment Percentage for each Mortgage Pool for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Pool 1 or Pool 2 Certificates then entitled to distributions of principal of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of those certificates to below zero, the related Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Amount to zero.

Senior Principal Distribution Amount: With respect to each Mortgage Pool and any Distribution Date, the sum of:

(1) the related Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2) the related Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3) with respect to each related Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x) Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(y) the related Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the related Senior Certificates from prior Distribution Dates;

plus the sum of:

(1) the amount of principal distributions made to the related Senior Certificates pursuant to Section 5.02(h); and

(2) the amount of principal distributions made to the related Senior Certificates pursuant to Section 5.02(i);

provided, however, that

(A)	if on any Distribution Date the allocation to the Class 1-A1 or Class 2-A1 Certificates of the related Principal Prepayments and other amounts in the percentage required above would reduce the related Class Principal Amount of those Certificates to below zero, the distribution to the Class of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Amount thereof to zero;

(B)	until the aggregate of the Class Principal Amounts of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amounts for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans in the related Mortgage Pool distributable on that Distribution Date, and the Subordinate Principal Distribution Amounts will be zero; and

(C)	until the Class Principal Amount of each of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amounts for such Distribution Date will include all principal collections on the Mortgage Loans in the related Mortgage Pool distributable on that Distribution Date, and the Subordinate Principal Distribution Amounts will be zero.

Servicer: Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment: As to any Distribution Date and any Servicer (other than Cenlar FSB) and the Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of the Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of the Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date: As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, and as to any Mortgage Loan serviced by EverBank, First Republic Bank or PHH Mortgage Corporation, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in February 2013.

Servicing Administrator: Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement.

Servicing Administrator Fee: As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the applicable Servicing Agreement.

Servicing Advances: As defined in the applicable Servicing Agreement.

Servicing Agreement: Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the Servicing Administrator and Cenlar FSB as provided in the related Servicing Agreement.

Servicing Fee Rate: For each Servicer, a per annum rate equal to 0.25% (or, in the case of the Mortgage Loans serviced by PHH Mortgage Corporation that provide for interest at a fixed rate for an initial period from origination and an adjustable rate thereafter, 0.375%); or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

Servicing Function Participant: Any Subservicer or Subcontractor, other than each Servicer, the Servicing Administrator, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Modification: Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the related Servicing Agreement.

Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Servicers on the Closing Date pursuant to the Servicing Agreements, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance: As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test: As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from February 2018 to and including January 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from February 2019 to and including January 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from February 2020 to and including January 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from February 2021 to and including January 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in February 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer or the Securities Administrator.

Subordinate Certificate: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage: With respect to any Distribution Date and a Mortgage Pool, the difference between 100% and the related Senior Percentage for such Distribution Date. The initial Subordinate Percentage for each of Pool 1 and Pool 2 is 7.30%.

Subordinate Prepayment Percentage: With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to the sum of:

(1) the related Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2) the related Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3) with respect to each related Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid minus the sum of:

(1)	the amount of principal distributions made to the related Senior Certificates pursuant to Section 5.02(h); and

(2)	the amount of principal distributions made to the related Senior Certificates pursuant to Section 5.02(i).

Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amounts on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates other than the Class B-1 Certificates, if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the related Senior Principal Distribution Amount for such Distribution Date.

In addition, until the Class Principal Amount of each of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amounts for such Distribution Date will include all principal collections on the Mortgage Loans in the related Mortgage Pool distributable on that Distribution Date, and the Subordinate Principal Distribution Amounts will be zero.

In addition, until the Class Principal Amount of each of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, each Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans in the related Mortgage Pool distributable on that Distribution Date, and each Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery: Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer: Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount: For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month’s interest at the applicable Net Mortgage Rate.

Tax Matters Person: With respect to each of the Lower Tier REMIC, the Middle Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund: As defined in Section 2.01 herein.

Trustee: Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

Trustee Credit Files: With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

UCC: The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Undercollateralized Group: With respect to any Distribution Date, any Certificate Group with respect to which the aggregate Class Principal Amount of such Certificate Group is greater than the Aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool prior to any distributions of principal or allocations of Realized Losses on such Distribution Date.

Underwriter: Barclays Capital Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption (“PTE”) FAN 04-03E, as most recently amended and restated by PTE 2007-5 (72 Fed. Reg. 13130 (March 20, 2007)) or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriters.

Underwriting Agreement: The Underwriting Agreement, dated January [__], 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC: As described in the Preliminary Statement to this Agreement.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class 1-A1, Class 2-A1, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts. At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class 1-AX Certificates and 1.00% of all Voting Interests shall be allocated to the Class 2-AX Certificates. Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights. The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

Section 1.02 Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer ~~or any Servicer~~.

ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Distribution Account, the Master Servicer Collection Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian’s review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Trustee and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee’s behalf, the Trustee Mortgage Files and the Trustee Credit Files.

Section 2.02 Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report. The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report. The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b) Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

(c) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03 Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii) This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii) The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix) Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04 Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a) Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties. The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any

Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b) The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

Section 2.05 Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a) (i) The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(ii) In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related

Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b) (i) The Master Servicer shall promptly notify the Securities Administrator who shall promptly notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder or, if there is no longer a Controlling Holder, the Trustee, shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator’s underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50%

of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(ii) If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c) If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06 Intention of Parties.

(a) Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws. Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

Section 2.07 Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a) [Reserved].

(b) By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c) Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder.

(d) The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e) If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

Section 2.08 Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

(a) The Master Servicer or the Trustee shall promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the related Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b) If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Securities Administrator and the Trustee in writing and the Securities Administrator shall notify the Certificateholders of this decision and provide details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c) If there is no longer a Controlling Holder, the Trustee shall notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d) In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC. The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee. Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(c) The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

Section 3.02 Registration.

The ~~Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial~~ Certificate Registrar ~~in respect of the Certificates and~~ shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03 Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates. The Certificate Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

(d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

(ii) If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

Section 3.04 Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05 Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06 Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07 Temporary Certificates.

(a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08 Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder~~. The Trustee hereby appoints the Securities Administrator as the initial Paying Agent~~. The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent under this Agreement hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator. If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09 Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01 Custodial Accounts; Master Servicer Collection Account; Distribution Account.

(a) On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreements, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited. On each Servicer Remittance Date, the Servicers will remit to the ~~Securities Administrator~~Master Servicer, for deposit into the ~~Distribution~~Master Servicer Collection Account, all amounts ~~so~~ required to be ~~deposited into~~remitted by such ~~account~~Servicer in accordance with the terms of the related Servicing Agreement.

(b) Master Servicer Collection Account.

(~~b) The Securities Administrator, as Paying Agent for the Trustee,~~ i) On or prior to January 1, 2014, the Master Servicer shall establish and maintain an Eligible Account entitled “~~Distribution~~Master Servicer Collection Account of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee for the benefit of Sequoia Mortgage Trust 2013-1 Holders of Mortgage Pass-Through Certificates.” The ~~Securities Administrator~~Master Servicer shall hold the ~~Distribution~~Master Servicer Collection Account and all money and other property therein in trust for the benefit of the Certificateholders. The ~~Securities Administrator~~Master Servicer shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the ~~Distribution~~Master Servicer Collection Account and retain on deposit therein until the related ~~Distribution~~Master Servicer Remittance Date the following amounts:

(~~i~~A) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

(~~ii~~B) any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrator; and

(~~iii~~C) any other amounts so required to be deposited in the ~~Distribution~~Master Servicer Collection Account in the related Due Period pursuant to this Agreement.

(ii) On each Master Servicer Remittance Date, the Master Servicer shall, after making any permitted withdrawals therefrom pursuant to Section 4.01(b)(iv) below, remit the Available Distribution Amount on deposit in the Master Servicer Collection Account to the Securities Administrator for deposit into the Distribution Account as described in Section 4.01(c).

(iii) In the event a Servicer has remitted to the Master Servicer for deposit into the Master Servicer Collection Account in error any amount not required to be remitted to the Master Servicer pursuant to the definition of Available Distribution Amount, it may at any time direct the Master Servicer to withdraw such amount from the Master Servicer Collection Account for repayment to the Servicer by delivery of an Officer’s Certificate to the Master Servicer and the Trustee which describes the amount deposited in error.

(iv) The Master Servicer may, from time to time, before making any remittance to the Securities Administrator, withdraw from funds on deposit in the Master Servicer Collection Account and pay to itself and the Custodian any amounts permitted to be paid or reimbursed to itself or the Custodian pursuant to this Agreement which amounts shall result in the reduction of the Available Distribution Amount as provided in the definition thereof in Article I.

(v) Funds in the Master Servicer Collection Account for the period from each Servicer Remittance Date to the related Master Servicer Remittance Date shall, if invested, be invested in Eligible Investments selected by the Master Servicer, which shall mature not later than the Master Servicer Remittance Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-1 Certificates. All income and gain realized from any Eligible Investment in the Master Servicer Collection Account shall be compensation to the Master Servicer. The Master Servicer shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

(c) Distribution Account.

(i) The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee for the benefit of Sequoia Mortgage Trust 2013-1 Holders of

Mortgage Pass-Through Certificates.” The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Master Servicer on each Master Servicer Remittance Date, deposit into the Distribution Account and retain on deposit therein until the related Distribution Date all amounts received from the Master Servicer and any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(~~c~~ii) In the event the Master Servicer ~~or a Servicer~~ has remitted ~~in error to~~to the Securities Administrator for deposit into the Distribution Account in error any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer ~~or Servicer, as applicable,~~ by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(~~d~~iii) On each Distribution Date and the final Distribution Date of the Certificates, in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute from amounts on deposit in the Distribution Account the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.

(iv) The Securities Administrator may, ~~with the consent of the Depositor,~~ from time to time, before making any distributions, withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrator any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to ~~clauses (A) and (B) of the definition of~~this Agreement which amounts shall result in the reduction of the Available Distribution Amount as provided in the definition thereof in Article I.

(~~e~~v) Funds in the Distribution Account for the period from each Master Servicer Remittance Date to the related Distribution Date shall, if invested, be invested in Eligible Investments selected by the Securities Administrator, which shall mature not later than the Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-1 Certificates. All income and gain realized from any Eligible Investment in the Distribution Account shall be compensation to the Securities Administrator. The Securities Administrator shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 4.02 Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a) the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b) the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c) the amount of the distributions set forth in clause (a) allocable to interest;

(d) the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

(e) the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

(f) the Aggregate Stated Principal Balance of each Mortgage Pool (separately and in the aggregate) at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g) the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans, which information may be presented in a footnote;

(h) the Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

(i) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

(j) in the aggregate and with respect to each Mortgage Pool, the amount of the Master Servicing Fee, the Securities Administrator Fee and the Servicing Fee paid to or retained by the Master Servicer, the Securities Administrator and each Servicer, respectively, and the amount of any fees paid to the ~~Securities Administrator,~~ Custodian and the Trustee;

(k) the aggregate amount of Advances for the related Due Period;

(l) in the aggregate and with respect to each Mortgage Pool, the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m) the amount of cash flow received for such Distribution Date, and the sources thereof;

(n) for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o) in the aggregate and with respect to each Mortgage Pool, the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p) in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

(q) in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

(r) the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s) the Certificate Interest Rate for each Class of Certificates, the Net WAC Rate for each Mortgage Pool and the Aggregate Net WAC Rate for that Distribution Date;

(t) the amount of any Principal Transfer Amounts or Interest Transfer Amounts paid to an Undercollateralized Group;

(u) any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

(v) the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(w) the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(x) the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(y) in the aggregate and with respect to each Mortgage Pool, the amount of Advances and Servicing Advances reimbursed during the related Due Period;

(z) in the aggregate and with respect to each Mortgage Pool, the amount of any Subsequent Recoveries;

(aa) in the aggregate and with respect to each Mortgage Pool, the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Master Servicer Collection Account and the Distribution Account pursuant to this Agreement or the Custodial Agreement;

(bb) in the aggregate and with respect to each Mortgage Pool, the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(cc) whether the Step-Down Test has been satisfied for such Distribution Date;

(dd) the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

(ee) the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K’s and Form 10-D’s relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.~~ctslink~~sf.citidirect.com. Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-~~866~~888-~~846~~855-~~4526~~9695. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such. In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

Section 4.03 Rule 17g-5 Compliance.

(a) The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to ~~rmbs17g5informationprovider@wellsfargo~~ratingagencynotice@citi.com, specifically with a subject reference of “SEMT 2013-1” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

(i)	any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)	any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)	a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-1” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

(b) Each of the Master Servicer, the Securities Administrator and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04 Rule 15Ga-1 Compliance.

(a) To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b) In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c) With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01 Distributions Generally.

(a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V. Such distributions shall be made by ~~check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount or Notional Amount of at least $1,000,000, or in the case of any Residual Certificate, a Percentage Interest of not less than 100%, by~~ wire transfer in immediately available funds to ~~an~~the account ~~specified in the request and at the expense~~ of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities, provided that the Certificateholder has furnished the Securities Administrator with wire instructions (which may be in the form of standing instructions) no later than seven days prior to the related Distribution Date or otherwise by check mailed to the address of the Holder of the Certificate entitled thereto as it appears on the applicable Certificate Register; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b) All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02 Distributions From the Distribution Account.

(a) Subject to Sections 5.02(b), (h) and (i), on each Distribution Date, the Available Distribution Amount for the related Mortgage Pool (in the case of the Senior Certificates) and for the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates), to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i) from the Available Distribution Amount for Pool 1, pro rata, to the Class 1-A1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, and to the Class 1-AX Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls;

(ii) from the Available Distribution Amount for Pool 1 remaining after application of priority (i) above, to the Class 1-A1 Certificates, the related Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(iii) from the Available Distribution Amount for Pool 2, pro rata, to the Class 2-A1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, and to the Class 2-AX Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls;

(iv) from the Available Distribution Amount for Pool 2 remaining after application of priority (iii) above, to the Class 2-A1 Certificates, the related Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v) from the remaining Available Distribution Amount for Pool 1 and Pool 2 in the aggregate remaining after application of priorities, (i), (ii), (iii) and (iv) above, in the following order of priority:

(1) to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(2) to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amounts for each of Pool 1 and Pool 2 payable to such Class on such date, until its Class Principal Amount has been reduced to zero;

(3) to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(4) to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amounts for each of Pool 1 and Pool 2 payable to such Class on such date, until its Class Principal Amount has been reduced to zero;

(5) to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(6) to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amounts for each of Pool 1 and Pool 2 payable to such Class on such date, until its Class Principal Amount has been reduced to zero;

(7) to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(8) to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amounts for each of Pool 1 and Pool 2 payable to such Class on such date, until its Class Principal Amount has been reduced to zero;

(9) to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(10) to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amounts for each of Pool 1 and Pool 2 payable to such Class on such date, until its Class Principal Amount has been reduced to zero; and

(vi) To the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b) Notwithstanding the priority of distributions set forth in Section 5.02(a), on each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for Pool 1 and Pool 2 shall be combined and distributed to the remaining Classes of Pool 1 and Pool 2 Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, concurrently on a pro rata basis (based on the amount of Current Interest payable to each such Class); second, to pay principal on a pro rata basis (based on the Class Principal Amount of each such Class); and third, to the Class R and Class LT-R Certificates, any remaining Available Distribution Amount from Pool 1 and Pool 2 (in the aggregate) allocated as provided in Section 5.02(d).

(c) Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d) Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(vi) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Interest shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

(e) For purposes of distributions provided in Section 5.02(a), each Mortgage Pool shall “relate” to the Senior Certificates of the applicable related Certificate Group.

(f) For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(g) Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Middle Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement, and then from the Middle Tier REMIC to the Upper Tier REMIC in respect of the Middle Tier REMIC regular interests in accordance with the distribution provisions for the Middle Tier REMIC set forth in the Preliminary Statement.

(h) Notwithstanding the priority of distributions set forth in Section 5.02(a), if on any Distribution Date prior to the Credit Support Depletion Date (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the aggregate of the Class Principal Amounts of the Senior Certificates relating to one of the Mortgage Pools has been reduced to zero or will be reduced to zero after giving effect to distributions on such Distribution Date (without giving effect to the provisions of Section this Section 5.02(h) or Section 5.02(i)), then that portion of the Available Distribution Amount for each Mortgage Pool described in Section 5.02(a)(ii) or 5.02(a)(iv), as applicable, that represents principal collections on the Mortgage Loans shall be applied as an additional distribution to the remaining Classes of Senior Certificates in the other Certificate Group, in reduction of, and in proportion to, the Class Principal Amounts thereof.

(i) If, on any Distribution Date, any Certificate Group would constitute an Undercollateralized Group and the other Certificate Group would constitute an Overcollateralized Group, then notwithstanding Section 5.02(a)(ii) and 5.02(a)(iv), the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group (without giving effect to the provisions of Section 5.02(h) or this Section 5.02 (i)) shall be distributed, up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group, to the Senior Certificates related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to such Senior Certificates as principal, in the same order and priority as such Certificates would receive other distributions of principal.

(j) On each Distribution Date to the extent of funds available in the Distribution Account, the Paying Agent shall retain an amount equal to the Securities Administrator Fee. In addition, the Securities Administrator shall distribute the amounts described in clause (C) of the definition of “Available Distribution Amount.”

Section 5.03 Allocation of Losses.

(a) On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

~~(b)~~ On each Master Servicer Reporting Date, the Master Servicer shall report the aggregate Realized Losses for such Distribution Date~~,~~ to the Securities Administrator in a format mutually acceptable to the Master Servicer and Securities Administrator.

(b) On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, in the case of a Mortgage Loan in Pool 1 that sustained such Realized Loss, to the Class 1-A1 Certificates, and in the case of a Mortgage Loan in Pool 2 that sustained such Realized Loss, to the Class 2-A1 Certificates, in each case, until the Class Principal Amount of such Class of Senior Certificates is reduced to zero.

(c) On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding, the Class Principal Amount of the Class 1-A1 or Class 2-A1 Certificates, as applicable, relating to the Mortgage Pool that sustained such losses shall be reduced by the Certificate Writedown Amount.

(d) Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e) Subsequent Recoveries in respect of the Mortgage Loans in a Mortgage Pool shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss relating to such Mortgage Pool (in the case of any Senior Certificates) will be increased, sequentially in order of seniority, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f) Realized Losses and any Certificate Writedown Amounts allocated by this Section to a Class of Certificates shall be allocated to the Middle-Tier Interest that corresponds to both such Class of Certificates and to the Pool giving rise to such Realized Losses or Certificate Writedown Amounts, as applicable, and shall reduce the Class Principal Amount of such Middle-Tier Interest by the same amount that the Class Principal Amount of the Corresponding Class of Certificates is reduced pursuant to the provisions of this Section as a result of the Realized Losses or Certificate Writedown Amounts derived from such corresponding Pool. Realized Losses and any Certificate Writedown Amounts shall be allocated to the Lower-Tier Interests in the manner set forth in the definition for Lower-Tier REMIC Realized Losses. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the Middle-Tier Interest that corresponds to both such Class of Certificates and to the Pool giving rise to such Subsequent Recoveries. Such Subsequent Recoveries shall be deemed to have been distributed to the Lower-Tier Interest Z-1 or Z-2 that corresponds to the Pool giving rise to such Subsequent Recoveries. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the Class Principal Amount of the corresponding Middle-Tier Interest shall be increased by the same amount that the Class Principal Amount of such Class of Certificates is increased pursuant to the provisions of this Section as a result of the Subsequent Recoveries derived from such Pool and the Class Principal Amount of the Lower-Tier Interests Z-1 and Z-2 shall be increased by the same amount as derives from Pool 1 or Pool 2, respectively.

(g) Any Class of Certificates, Middle-Tier Interest or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

Section 5.04 Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations.

Section 5.05 Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or the Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or the Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The

Master Servicer, each Servicer (other than Cenlar FSB) and the Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

Section 5.06 Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01 Duties of Trustee and the Securities Administrator.

(a) The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

(c) None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii) For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv) No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v) None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder. If the Master Servicer is the Securities Administrator, the Securities Administrator shall be responsible for any act or omission of the Master Servicer.

(d) ~~The~~Neither the Trustee nor the Securities Administrator shall have ~~no~~any duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee or Securities Administrator, as applicable, shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee or Securities Administrator, as applicable, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee or Securities Administrator, as applicable, to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f) Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h) None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i) Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

(k) The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

Section 6.02 Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a) Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator’s representations and warranties, the provisions of Section 2.05 must be satisfied.

(e) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that (i) the Securities Administrator shall not be responsible for the duties and obligations of either the Custodian or the Trustee, and (ii) the Trustee shall not be responsible for the duties and obligations of ~~Wells Fargo Bank, N.A. in its capacity as~~ any of the Custodian, the Paying Agent, the Authenticating Agent, the Securities Administrator, or the Certificate Registrar, in each case under this Agreement or the Custodial Agreement, as applicable;

(f) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

(h) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03 Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Trustee or the Securities Administrator and neither the Trustee ~~does not assume~~nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04 Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

Section 6.05 Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or the Servicing

Administrator. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A~~2~~3/P-~~1~~2” by Moody’s, or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06 Resignation and Removal of Trustee and the Securities Administrator.

(a) Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable. In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Securities Administrator.

(b) If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged ~~a~~ bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities

Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d) Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07 Successor Trustee and Successor Securities Administrator.

(a) Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

(b) No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the

Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider. The expenses of such mailing shall be borne by the ~~the~~ predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08 Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09 Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

Section 6.10 Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates~~. The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment~~. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate ~~agency~~trust business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11 Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, both in its individual capacity and in its capacity as Trustee hereunder, ~~and~~ Wells Fargo Bank, N.A., both in its individual capacity and in its capacity as Master Servicer, and Citibank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent, and Authenticating Agent ~~and Master Servicer~~ hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy or similar insolvency proceeding in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside (A) Christiana Trust, a division of Wilmington Savings Fund Society, FSB (in the case of Christiana Trust, a division of Wilmington Savings Fund Society, FSB personnel, such costs to be calculated using standard market rates), in the case of the Trustee, ~~or~~(B) Wells Fargo Bank, N.A. (in the case of Wells Fargo Bank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer ~~and~~, or (C) Citibank, N.A. (in the case of Citibank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Securities Administrator, Certificate Registrar, Paying Agent, and Authenticating Agent. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

In connection with any claim as to which indemnification is to be sought hereunder:

(i) the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the

Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

(ii) while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12 Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a) Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent hereunder shall be paid from the ~~Master Servicing~~Securities Administrator Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. ~~Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.~~

(b) [As compensation for its services hereunder, the Trustee shall be entitled to receive a monthly fee equal to 0.0013% per annum on the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period, which shall be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer. Each successor master servicer and each successor trustee hereby agree to be bound by the terms of such agreement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.]

(c) The Master Servicer shall pay, from the Master Servicing Fee, the fees and expenses of the Custodian as specified in the Custodial Agreement, and if the Custodial Agreement is terminated, the Master Servicer shall pay such fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee, the successor custodian and the Master Servicer.

Section 6.13 Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement. The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14 Events of Default; Trustee to Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

(vii) If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix) The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

(x) Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Master Servicer Collection Account, the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer’s Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Master Servicer Collection Account, the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d) In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e) To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account and the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15 Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16 Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or the Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances, any required deposit to the Master Servicer Collection Account, or any required deposit to the Distribution Account, in each case that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of the related Servicing Agreement and/or this Agreement, as applicable. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17 Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

Section 6.20 Preparation of Tax Returns and Other Reports.

(a) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof. If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

With respect to any tax return required to be prepared by the Securities Administrator for calendar year 2013, Wells Fargo as predecessor securities administrator agrees to provide such assistance and such information in its possession as shall be necessary to enable such tax return to be accurately prepared and timely filed by the Securities Administrator; provided, the foregoing shall not be construed to require the Wells Fargo as predecessor securities administrator or the Master Servicer to prepare Schedule Q with respect to the fourth quarter of calendar year 2013. In addition, Wells Fargo as predecessor securities administrator agrees to cooperate with the Securities Administrator in the preparation of a modified Form 8811 for the applicable REMIC for calendar year 2013. On or before the date hereof, Wells Fargo as predecessor securities administrator shall also provide the Securities Administrator with all reasonably available information in its possession requested by the Securities Administrator to perform the ongoing tax reporting duties of the Securities Administrator hereunder.

The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b) The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders. The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21 Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator ~~(at cts.sec.notifications@wellsfargo.com, with a copy by facsimile to 410-715-2380)~~ and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review. The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically). In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv) For clarification purposes, Citibank, N.A., as Securities Administrator, shall prepare and file the Form 10-D required to be filed for the monthly distribution period ending December 26, 2013 in accordance with this Section 6.21(a).

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the related Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, the Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, the Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is

not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator ~~(at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380)~~ and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form. No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator ~~(at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380)~~ and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

(iii) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Delisting; Amendments; Late Filings.

(i) If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”). Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

(e) Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to the related Servicing Agreement.

Section 6.22 Annual Statements of Compliance.

(a) The Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding ~~calendar year~~reporting period or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such ~~year~~reporting period or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b) In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c) The Master Servicer shall enforce any obligation of any Servicer and the Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

Section 6.23 Annual Assessments of Compliance.

(a) On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the ~~fiscal year~~reporting period covered by the Form 10-K required to be filed pursuant to Section 6.21(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, the Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and the Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to each Servicing Agreement in respect of each Servicer and the Servicing Administrator and notify the Depositor of any exceptions.

(d) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

(e) The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable. The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrator and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f) The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

Section 6.24 Accountant’s Attestation.

(a) On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b) Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrator and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

(d) In the event the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

(e) The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.

Section 6.25 Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01 Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a) The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) In connection with an exercise of the Clean-up Call, the Trustee, at the direction of the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

(c) The Depositor, the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator and the Custodian shall be reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees, Securities Administrator Fees and Master Servicing Fees or other amounts (such as unpaid expenses of the Master Servicer, Securities Administrator or Trustee) with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d) On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

Section 7.02 Procedure Upon Redemption and Termination of Trust Fund.

(a) If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the ~~Distribution~~Master Servicer Collection Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified. The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

The Master Servicer shall remit any funds on deposit in the Master Servicer Collection Account, net of any permitted withdrawals therefrom, to the Securities Administrator no later than one (1) Business Day prior to the final Distribution Date specified by the Securities Administrator.

Upon termination of the Trust Fund, the Master Servicer shall terminate the Master Servicer Collection Account and the Securities Administrator shall terminate~~, or request the Master Servicer to terminate,~~ the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the ~~Securities Administrator’s~~ obligation of the Master Servicer and the Securities Administrator hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03 Additional Trust Fund Termination Requirements.

(a) Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

(ii) Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii) On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02 Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that ~~neither~~none of the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar ~~nor~~or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01 Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a) The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrator under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and the Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and the Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or the Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of the Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the ~~Distribution~~Master Servicer Collection Account pursuant to the related Servicing Agreement. The Master Servicer shall, in accordance with each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and the Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or the Servicing Administrator (or similar document signed by an officer of such Servicer or the Servicing Administrator), and such Servicer’s or the Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or the Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the ~~day-to-day~~day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or the Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or the Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by the Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the Cenlar FSB Servicing Agreement unless such a waiver has been obtained.

(b) Upon any termination by the Master Servicer of the rights and powers of a Servicer or the Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of the Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or the Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the Servicing Agreements if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder. To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer’s request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or the Servicing Administrator being replaced or for the errors or omissions of such Servicer or the Servicing Administrator.

(c) Upon any termination of the rights and powers of any Servicer or the Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under the related Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

Section 9.02 Assumption of Master Servicing by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer’s interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.03 Representations, Warranties and Covenants of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c) The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

If the Master Servicer’s holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

(d) The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

Section 9.04 Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Trust Fund, and ~~shall either retain or~~to withdraw ~~from the Distribution~~such amounts from funds on deposit in the Master Servicer Collection Account, (i) ~~its~~the Master Servicing Fee with respect to each Distribution Date, (ii) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

Section 9.05 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06 Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If the Master Servicer and the Securities Administrator are the same Person, and if, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time ~~Wells Fargo Bank, N.A.~~the Securities Administrator also shall resign (and shall be entitled to resign) ~~as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar~~ under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

Section 9.07 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the ~~Trustee and the~~ Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent, in each case as provided herein, and of the Custodian, as provided in the Custodial Agreement.

Section 9.08 Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the ~~Distribution~~Master Servicer Collection Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

Section 9.09 Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 9.10 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01 REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code. The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

(d) The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”): (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

(e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status. None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders. The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

Section 10.02 Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Master Servicer Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03 Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied. Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 10.04 REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b) The Depositor shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03 Amendment.

(a) This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

(b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee’s obligations under this Section 11.03.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

(f) Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

Section 11.04 Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05 Provision of Information.

(a) For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b) The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c) On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07 Notices.

(a) All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

For posting by the Rule 17g-5 Information Provider:

~~rmbs17g5informationprovider@wellsfargo~~ratingagencynotice@citi.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention: Sequoia Mortgage Trust 2013-1

In the case of the Seller:

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention: Sequoia Mortgage Trust 2013-1

In the case of the Master Servicer ~~and the Securities Administrator~~:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

(or, for overnight deliveries:

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone number: (410) 884-2000

Facsimile number: (410) 715-2380

Attention: Client Manager — Sequoia Mortgage Trust 2013-1

In the case of the Certificate Registrar:

~~Wells Fargo Bank~~Citibank, N.A.

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention—Citibank Agency & Trust, Sequoia Mortgage Trust 2013-1

                ~~Sixth Street and Marquette Avenue~~

In the case of the Securities Administrator, Paying Agent and Authenticating Agent:

                ~~Minneapolis, Minnesota 55479~~

~~Facsimile number: 1-866-614-1273~~

~~Electronic mail address: g=cts-spg-team-a-5@wellsfargo.com~~

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: ~~Corporate~~Citibank Agency & Trust ~~Services -~~– Sequoia Mortgage Trust 2013-1

Telecopy no.: (212) 816-5527

In the case of the Trustee:

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: Corporate Trust — Sequoia Mortgage Trust 2013-1

Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

(b) Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.~~ctslink~~sf.citidirect.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator ‘s website, in each instance, as soon as reasonably practicable.

(c) The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Section 11.08 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09 Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10 Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11 Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12 Special Notices to the Rating Agencies.

(a) The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii) any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii) the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v) the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi) the making of a final payment pursuant to Section 7.01; and

(vii) any termination of the rights and obligations of a Servicer or the Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

(b) All notices to the Rating Agencies provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-1

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to Moody’s, to:

Moody’s Investors Service

7 World Trade Center @ 250 Greenwich St.

New York, NY 10007

Electronic Mail: servicerreports@moodys.com

Attn: Residential Mortgages

(c) The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4). In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

Section 11.13 Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

Section 11.14 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15 No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC., as Depositor

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Title: Authorized Officer

CHRISTIANA TRUST, a division of Wilmington Savings Fund Society, FSB, as Trustee

By:	/s/ Jeffrey R. Everhart
Name: Jeffrey R. Everhart
Title: AVP

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ ~~Graham M. Oglesby~~Carol Tracey
Name: ~~Graham M. Oglesby~~Carol Tracey
Title: ~~VP~~Vice President

~~WELLS FARGO BANK~~CITIBANK, N.A., as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/ ~~Graham M. Oglesby~~Karen Schluter
Name: ~~Graham M. Oglesby~~ Karen Schluter
Title: ~~VP~~Vice President

Solely for purposes of Section 2.04 and Section 2.06(b) accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION, as Seller

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Authorized Signatory

Solely for purposes of Section 2.07 accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION, as Controlling Holder

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

SEE TAB 108

A-1

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF       )

                          )         ss.:

COUNTY OF  )

[NAME OF OFFICER],                          being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] of [name of Purchaser] (the “Purchaser”), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.	That the Purchaser is not, and on [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this              day of                          20    .

[name of Purchaser]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer]                         , known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]                          of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this              day of              20    .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the              day of                      20    .

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

Date

Re:	Sequoia Mortgage Trust 2013-1

Mortgage Pass-Through Certificates

                          (the “Transferor”) has reviewed the attached affidavit of                                  (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

C-1

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

SEE TAB 106

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Sequoia Mortgage Trust 2013-1

Mortgage Pass-Through Certificates

Reference is hereby made to the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $             initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class              Certificates which are held in the form of Definitive Certificates registered in the name of                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters, the Depositor and the Certificate Registrar.

[Name of Transferor]

By:
Name:
Title:

Dated:                     ,

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR

QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $                     Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Class [        ] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-2-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter’s Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $                         Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Class [        ], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator~~,~~ and Christiana Trust, a division of Wilmington Savings Fund Society, FSB as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter’s Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the                                  of                          (the “Investor”), a [corporation duly organized] and existing under the laws of                 , on behalf of which he makes this affidavit.

2. The Investor either (x) is not, and on                  [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this              day of                          20    .

[Investor]

By:
Name:
Title:

G-1

ATTEST:

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named                         , known or proved to me to be the same person who executed the foregoing instrument and to be the                          of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this              day of                  20    .

NOTARY PUBLIC

My commission expires the

             day of                  20    .

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Mortgage Company, as modified by the related Acknowledgement.

9.	Mortgage Loan Purchase Agreement, dated as of November 20, 2012, between Barclays Bank PLC and EverBank, as modified by the Assignment, Assumption and Recognition Agreement dated as of January 15, 2013 among Barclays Bank PLC, RRAC and EverBank, as further modified by the related Acknowledgement.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

13.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

17.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and GFI Mortgage Bankers, Incorporated, as modified by the related Acknowledgement.

18.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

21.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Megastar Financial Corporation, as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Monarch Bank, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

25.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

29.	Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 16, 2011, between Barclays Bank PLC and PrimeLending, a PlainsCapital Company, as modified by the Assignment, Assumption and Recognition Agreement dated as of January 15, 2013 among Barclays Bank PLC, RRAC and PrimeLending, a PlainsCapital Company, as further modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

32.	Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 7, 2012, between Barclays Bank PLC and Provident Savings Bank, as modified by the Assignment, Assumption and Recognition Agreement dated as of January 15, 2013 among Barclays Bank PLC, RRAC and Provident Savings Bank, as further modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 10, 2012, between RRAC and Rockland Trust Company, as modified by the related Acknowledgement.

34.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

36.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital, LLC, as modified by the related Acknowledgement.

EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Mortgage Loan Purchase Agreement, dated as of November 20, 2012, between Barclays Bank PLC and EverBank, as modified by the Assignment, Assumption and Recognition Agreement dated as of January 15, 2013 among Barclays Bank PLC, RRAC and EverBank, as further modified by the related Acknowledgement.

3.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

4.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

~~Wells Fargo Bank~~Citibank, N.A., as ~~securities administrator~~Securities Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust – Sequoia Mortgage Trust 2013-1

Fax : ~~410-715-2380~~(212) 816-5527

~~Email: cts.sec.notifications@wellsfargo.com~~

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn: Corporate Trust Services—Sequoia Mortgage Trust 2013-1, Mortgage Pass-Through Certificates, Series 2013-1—SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, with respect to Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificate, the undersigned, as [        ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [            ], phone number: [        ]; email address: [            ].

[NAME OF PARTY], as [role]

By:
Name:
Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-1 (the “Trust”)

Mortgage Pass-Through Certificates

Re: The Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates.

I,                                 , the                                  of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [        ] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), custodian(s)]

Date:

By:

[Signature]
[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 1: Distribution and Pool Performance Information

Information included in the Distribution Date Statement	~~Master Servicer~~ Securities Administrator

Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)

• Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Distribution Date Statement to Certificateholders	Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)

• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Depositor/Sponsor as to (a) Trustee as to (b)

• Any other 1108(a)(3) servicer	Servicer (as to itself)

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Depositor/Sponsor

• Any other 1108(a)(3) servicer	Servicer (as to itself)

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Depositor/Sponsor

• Any other 1108(a)(3) servicer	Servicer (as to itself)

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

• Sponsor (Seller)	Depositor/Sponsor (Seller)

• Depositor	Depositor

• Master Servicer	Master Servicer

• Affiliated Servicer	Servicer (as to itself)

• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)

• Other material servicers	Servicer (as to itself)

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Significant Obligor	Depositor

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

• Credit Enhancer (10% or more)	Depositor

• Derivative Counterparty	Depositor

• Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor

Reg AB disclosure about any new Trustee is also required.	Depositor/Securities Administrator

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties (as to themselves)

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

~~Wells Fargo Bank, National Association~~

~~9062 Old Annapolis Road~~

~~Columbia~~Citibank, ~~Maryland 21045~~N.A.

388 Greenwich St., 14th Floor

New York, New York 10013

Attention: ~~RMBS~~Citibank Agency & Trust – SEMT 2013-1

Attention:	Sequoia Mortgage Trust 2013-1,

Mortgage Pass-Through Certificates, Series 2013-1

In accordance with the requirements for obtaining certain information pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of January 1, ~~2013~~2014 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer ~~and~~, Citibank, N.A., as Securities Administrator~~,~~ and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).

2.	The undersigned has access to the Depositor’s 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor’s 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.

3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.	The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

EXHIBIT P

ORIGINAL POOLING AND SERVICING AGREEMENT

P-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

A